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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of SpatiaLight, Inc. and subsidiary of our report dated March 24, 1998 (which expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-KSB of SpatiaLight, Inc. and subsidiary for the year ended December 31, 1998:

Registration Statement Nos. 33-82410 on Form S-3/S-8 and 333-17105 on Form S-8


/s/ DELOITTE AND TOUCHE LLP
-------------------------
Deloitte and Touche LLP
San Francisco, California
April 10, 2000